Exhibit 99.1

Rubicon Names Kevin Schubert as Chief Financial Officer

New York, NY (February 21, 2023) — Rubicon Technologies, Inc. (“Rubicon” or “the Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, announced today that the Company’s president, Kevin Schubert, has been appointed Chief Financial Officer, effective immediately.

In addition to his current responsibilities as president, Schubert will now oversee Rubicon’s end-to-end financial operations and further develop the financial infrastructure, teams, and processes to help the Company meet its strategic goals, including the acceleration of the Company’s progress to profitability. Prior to serving as the Company’s president, Schubert was Rubicon’s Chief Development Officer. He has been instrumental in helping Rubicon secure its recent rounds of funding and in helping to restructure the Company’s debt, two key goals as articulated during the third quarter 2022 earnings call.

Before joining Rubicon, Schubert held senior executive and advisory roles with multiple public companies, including Red Rock Resorts Inc., the Las Vegas Sands Corp., and he recently held the role of Chief Financial Officer for Ocean Park Group, an early-stage company focused on experiential hospitality.

Schubert holds a JD and an MBA from The University of California, Los Angeles, and a Bachelor of Science in Management Information Systems from The University of Arizona.

Jevan Anderson will step down from the role of CFO, effective immediately. Anderson joined Rubicon in late 2021 and brought with him a wealth of capital markets and public company experience. Anderson was instrumental in leading Rubicon through the process of going public, and in preparing the necessary financial framework and functions to support it as a publicly traded company. He will now be moving on to other opportunities. Anderson’s departure comes at a natural inflection point and the Company is well positioned for the next phase of its life.

“Today we are thrilled to announce Kevin Schubert as our president and Chief Financial Officer. Kevin has already done exceptional work for us in developing our finance operations, helping to formulate our corporate strategy, and driving our focus on profitability as a public company. We wish him every success in this role,” said Rubicon Chief Executive Officer, Phil Rodoni. “Jevan was a key addition to our leadership team at Rubicon and we thank him for his many valuable contributions to our company.”

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit rubicon.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the plans, strategies and prospects, both business and financial, of Rubicon. Although Rubicon believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Rubicon cannot assure you that it will achieve or realize these plans, intentions or expectations. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “could,” “would,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” the negative of such terms and similar expressions, although not all forward-looking statements contain such identifying words. Forward-looking statements are inherently subject to risks, uncertainties and assumptions and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statement. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 9) other risks and uncertainties. More information regarding the risks and uncertainties and other important factors that could cause actual results to differ materially from those in the forward-looking statements is set forth under the heading “Risk Factors” in Rubicon’s Registration Statement on Form S-1, as filed with the SEC on December 14,2022, and as may be updated in Rubicon’s Quarterly Reports on Form 10-Q and Rubicon’s other filings with the SEC. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. Forward-looking statements are not guarantees of future performance and speak only as of the date hereof. Rubicon does not undertake, and expressly disclaims, any obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Contact:
Sioban Hickie, ICR, Inc.
rubiconIR@icrinc.com

Media Contact:
Dan Sampson
Chief Marketing & Corporate Communications Officer
dan.sampson@rubicon.com
RubiconPR@icrinc.com